As filed with the Securities and Exchange Commission on November 19, 2013
 Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OURNETT HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7311	46-3545939
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Ournett Holdings, Inc.
500 Fifth Avenue, Suite 1420
New York, New York 10110
212-986-1544
 (Address, including zip code, and telephone number, of registrant’s principal executive offices and principal place of business)

 Pablo Alonso, CEO
Ournett Holdings, Inc.
500 Fifth Avenue, Suite 1420
New York, New York 10110
212-986-1544
(Name, address, including zip code, and telephone number for agent for service)

Copies to:
Stephen M. Fleming
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Telephone: (516) 833-5034
Fax: (516) 977-1209

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, $.00001 par value per share, to be sold by the company	1,200,000	$0.025	$30,000	$3.87

(1)	Includes shares of our common stock, par value $.00001 per share, which may be offered pursuant to this registration statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED   NOVEMBER 19, 2013

PROSPECTUS

Ournett Holdings, Inc.

Up to 1,200,000 Shares of Common Stock at $0.025 per Share

The prospectus relates to the sale by us of up to 1,200,000 shares of common stock.  This is our initial public offering.  Upon the effectiveness of this prospectus we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.025 per share.  We may receive up to $30,000 in gross proceeds from the sale of shares of our common stock by us in the offering.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,500 (5% of the offering) or $3,000 (10% of the offering) in securities, we will not be able to implement our business plan  rendering your investment worthless.  The proceeds of this offering will not be applied towards the expenses related to this offering.

Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we intend to request to have a registered broker dealer file an application with Financial Industry Regulatory Authority Inc. for our common stock to be eligible for trading on the OTC Bulletin Board or the OTC Markets.  There is no guarantee that FINRA will accept the application of the registered broker dealer to approve our shares for trading.

We are offering the shares directly to the public through our officers and directors, without payment of commissions or any other form of remuneration.  Proceeds to our company have been computed before deductions of offering expenses, printing, legal, accounting, transfer agent, and other fees, which such expenses are being paid with funds presently on hand.  Such expenses are estimated at $60,000 of which approximately $20,000 has been paid.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priority set by management of our company.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION).

The Securities offered hereby involve a high degree of risk.
Prior to investing in our shares of common stock, you should consider the factors outlined in “Risk Factors” beginning on page 4.

The date of this prospectus is * 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the information under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. Except where the context requires otherwise, in this prospectus the terms “Company,” “Ournett,” “we,” “us” and “our” refer to Ournett Holdings, Inc., a Nevada corporation, and where appropriate, its subsidiaries.

Ournett Holdings, Inc.

We are a development stage company.  Ournett Holdings, Inc. (“Ournett”) is in the process of developing an e-commerce marketplace that connects merchants to consumers by offering primarily goods at a discount. Traditionally, merchants have tried to reach consumers and generate sales through a variety of methods, including the yellow pages, direct mail, newspaper, radio, television and online advertisements, and promotions.  Our company, through our website, www.ournett.com, will create a new portal for local merchants to attract customers and sell primarily goods. Our goal is to provide consumers with savings and help them discover new product offerings at a discounted price.

We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. This means that there is substantial doubt that we can continue as an ongoing business operation for the next 12 months.  As such, we may have to cease operations and investors in the offering may lose their entire investment.  As a result of the foregoing, our independent auditors, in their report covering our financial statements for the period ended September 30, 2013 stated that there was substantial doubt about our ability to continue as a going concern.

Our principal executive office is located at 500 Fifth Avenue, Suite 1420, New York, New York 10110, and our telephone number is 212-986-1544 .  We were formed under the laws of the State of Nevada on August 26, 2013.

The Offering

The following is a brief summary of the offering.

Securities being offered:
Up to 1,200,000 shares of common stock, par value $.00001 per share, being conducted by our executive officers and directors, on as a “direct public offering” basis at $0.025 per share. The shareholders that acquire shares in this Offering will contractually agree to restrict the transfer the of the shares of common stock acquired for a period of one year from purchase, provided, however, during the year period each shareholder may sell 10% of their shares on a quarterly basis commencing on the date of purchase.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priority set by management of our company.  The offering conducted by our company will commence when the Securities and Exchange Commission (“SEC”) declares this prospectus effective. The offering conducted by our company will terminate upon the earlier of the sale of all the shares of common stock being offered or 180 business days after the date hereof, which may be extended for an additional 90 days in our sole discretion.  In the event that all shares are sold under this prospectus by our company, persons who purchase shares will own 1,200,000 shares of common stock out of 40,346,500 shares of common stock outstanding, or 3.0%.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,500 (5% of the offering) or $3,000 (10% of the offering) in securities, we will not be able to implement our business plan  rendering your investment worthless.  The proceeds of this offering will not be applied towards the expenses related to this offering.

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Offering price per share:	$0.025 per share.

Number of shares outstanding before the offering:	39,146,500.

Number of shares outstanding after the offering assuming that all of the shares are sold:	40,346,500.

Use of proceeds:	We will use the proceeds for working capital in the implementation of our business plan including payment of consultants for software development and web site design and development.

Market for common shares
There is no public market for our common shares. We intend to request to have a registered broker dealer file an application with FINRA to have our common stock quoted on the OTCQB maintained by OTC Markets. There is no assurance that the application to be filed by the registered broker dealer with FINRA to trade our shares of common stock on the OTCQB will be accepted, that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 4.

The above information regarding common stock to be outstanding after the offering is based on 39,146,500 shares of common stock outstanding as of November 14, 2013.

The above Offering Price of $0.025 per share has been arbitrarily determined by our company. It bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were our lack of operating history, the proceeds to be raised by the offering, our relative cash requirements, estimates of our business potential, the limited financial resources of our company, the amount of equity and control desired to be retained by the present stockholders.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,500 (5% of the offering) or $3,000 (10% of the offering) in securities, we will not be able to implement our business plan.

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Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2013 (Audited)
Balance Sheet
Total Assets	$90,071
Total Liabilities	$62,011
Total Stockholders Equity	$28,060

From Inception on August 26, 2013 through September 30, 2013 (Audited)
Income Statement
Revenue	$—
Total Expenses	$79,877
Net Loss	$79,883

Emerging Growth Company

The recently enacted the Jumpstart Our Business Startups (“JOBS”) Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●
be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●
be temporarily exempted from having to solicit advisory “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

●	be permitted to use any extended transition periods allowed by new or revised accounting standards that have different effective dates for public and private companies.

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

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RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should consider carefully the risks and uncertainties that we deem to be material and which we are aware described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Ournett Holdings, Inc.

We are an “emerging growth company” under the jobs act and any decision on our part to comply with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any “golden parachute” payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to opt out of the extended transition period for complying with the revised accounting standards.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our election to not opt out of the JOBS Act extended accounting transaction period may make our financing statements difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an “emerging growth company”, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

We have no operating history upon which you may evaluate our operations.

We intend to develop an e-commerce marketplace that connects merchants to consumers by offering primarily goods at a discount.  We have no operating history upon which you may evaluate our business and prospects.  In addition, our revenue model has yet to evolve and because of our lack of operating history, period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.  Our business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as currency trading.  Our failure to address these risks successfully could materially and adversely affect our business and operations.

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Our strategy to become a complete commerce marketplace may not be successful and may expose us to additional risks.

One of our key objectives is to become an extensive commerce marketplace. This strategy requires us to devote significant resources to attracting and retaining merchant partners who are willing to run deals on a continuous basis with us in order to build a significant inventory for our customers, as well as continuing management focus and attention. We are in the process of negotiating with potential merchant partners. If we are not successful in pursuing this objective, we may not generate revenue, and our business, financial position and results of operations could be harmed.

Our future success depends upon our ability to add high quality merchant partners.

We depend on our ability to attract and retain merchant partners that are prepared to offer products or services on compelling terms through our marketplace and provide our customers with a great experience. Presently, we do not have these arrangements in place that will guarantee the availability of deals that offer attractive quality, value and variety to customers or favorable payment terms to us. In addition, if we are unsuccessful in our efforts to introduce services to merchants as part of our local commerce operating system, we will not experience a corresponding growth in our merchant pool sufficient to offset the cost of these initiatives. We must attract and retain merchant partners in order to increase revenue and profitability. If merchants do not find our marketing and promotional services effective, they may not make offers through our marketplace. In addition, we may experience attrition in our merchant partners in the ordinary course of business resulting from several factors, including losses to competitors and merchant partner closures or bankruptcies. If we are unable to attract merchant partners in numbers sufficient to grow our business, we will not be able to generate significant revenue and your investment will be lost.

We operate in a highly competitive industry with relatively low barriers to entry, and must compete successfully in order to grow our business.

We expect competition in e-commerce generally, and group buying in particular, to continue to increase. A substantial number of discounted buying sites have emerged around the world. In addition to such competitors, we expect to increasingly compete against other large businesses who offer discount deals  as an add-on to their core business. We also expect to compete against other Internet sites that serve niche markets and interests. We will compete against much larger companies who have more resources and significantly larger scale. In addition, we compete with traditional offline  discount services, as well as newspapers, magazines and other traditional media companies who provide discounts on products and services.

We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including the following:

●	the size and composition of our customer base, if any, and the number of merchant partners we feature, if any;

●	the timing and market acceptance of deals we offer, including the developments and enhancements to those deals offered by us or our competitors;

●	customer and merchant service and support efforts;

●	selling and marketing efforts;

●	ease of use, performance, price and reliability of services offered either by us or our competitors;

●	our ability to cost-effectively manage our operations; and

●	our reputation and brand strength relative to our competitors.

Our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to benefit from their existing customer base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenue from their customer bases more effectively than we do. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could attract customers away from our websites and applications, reduce our market share and adversely impact our gross margin. We also have seen that some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. If competitors engage in group buying initiatives in which merchants receive a higher percentage of the revenue than we intend to offer, we may be forced to pay a higher percentage of the gross proceeds from each product sold than we intend to offer, which may reduce our revenue. In addition, we are dependent on some of our existing or potential competitors for banner advertisements and other marketing initiatives to acquire new customers. Our ability to utilize their platforms to acquire new customers may be adversely affected if they choose to compete more directly with us or prevent us from using their services.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet or other online services. These regulations and laws may involve taxation, tariffs, subscriber privacy, anti-spam, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block our emails or access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

New tax treatment of companies engaged in Internet commerce may adversely affect the commercial use of our services and our financial results.

Due to the global nature of the Internet, it is possible that various states or foreign countries might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in Internet commerce. New or revised international, federal, state or local tax regulations may subject us or our customers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and, in particular, sales taxes, value added tax (“VAT”) and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Failure to comply with federal, state and international privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our websites and applications. Several Internet companies have incurred substantial penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchant partners and adversely affect our business. Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of third party web “cookies” for behavioral advertising. The regulation of these “cookies” and other current online advertising practices could adversely affect our business.

We may suffer liability as a result of information retrieved from or transmitted over the Internet and claims related to our service offerings.

We may be, and in certain cases have been, sued for defamation, civil rights infringement, negligence, patent, copyright or trademark infringement, invasion of privacy, personal injury, product liability, breach of contract, unfair competition, discrimination, antitrust or other legal claims relating to information that is published or made available on our websites or service offerings we make available (including provision of an application programming interface platform for third parties to access our website, mobile device services and geolocation applications). This risk is enhanced in certain jurisdictions outside the United States, where our liability for such third party actions may be less clear and we may be less protected. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occurs, our net income could be materially and adversely affected.

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We are subject to risks associated with information disseminated through our websites and applications, including consumer data, content that is produced by our editorial staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued by our merchant partners, subscribers or third parties and as a result our revenue and goodwill could be materially and adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated November 2013, our independent auditors stated that our financial statements for the period August 26, 2013 to September 30, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses from operations and cash flow deficiencies since our inception. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.  This may also create difficulty in raising capital.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Even if the maximum offering is sold, unforeseeable circumstances may occur which could compel us to seek additional funds. Because the offering has no minimum amount, it can close with only a small amount of proceeds raised. Furthermore, future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed business plan. Thus, the proceeds of the offering may be insufficient to accomplish our objectives and we may have to borrow or otherwise raise additional funds to accomplish such objectives. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilative to our stockholders’ interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

We will have inadequate capital to pay significant additional expenses we expect to incur as a public company and, as a result, we will be required to raise additional capital further diluting investors that participate in this offering.

Following the effective date of this prospectus, we will be a reporting company subject to the requirements of Section 15(d) of the Exchange Act.  In order to comply with such reporting requirements, we will incur additional administrative expenses including substantial legal and accounting expenses.  We expect such fees to be approximately $75,000 per year.  As a result, we will be required to raise additional debt or equity financing of which there is no guarantee that such financing will be available or available on acceptable terms.  To date, shareholders of the company have funded approximately $167,000 in debt and equity.  If we are required to raise additional funds and if we raise such proceeds in the form of equity, the investors in this offering will be further diluted.

Our success will be dependent on attracting key and other personnel, particularly in the areas of management, technical services and customer support.

We believe that our success will depend on continued employment of Pablo Alonso, Miguel Sebastia, Xavier Rey and Fernando Koatz, our existing executive officers and directors, for the development of our platform. Such experience will be important to the establishment of our business. The loss of these individuals during this early development stage could disrupt and negatively affect our business and operations.  Our success also depends on having highly trained technical and customer support personnel.

We may have difficulty attracting and employing members to our senior management team and sufficient technical support personnel to keep up with our growth needs. This shortage could limit our ability to increase sales and to sell services. Competition for personnel is intense. If we cannot hire suitable personnel to meet our growth needs, our business and operations will be negatively affected.

Fluctuations in our quarterly results may adversely affect our stock price assuming we are traded on the OTCQB in the future.

Our quarterly operating results will likely vary.  Assuming we are traded on the OTCQB or “pink sheets” in the future, our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock. Our quarterly operating results may vary depending on a number of factors, including:

●	Unexpected cost in developing our software to be utilized in our platform;

●	demand of buyers and sellers to use and transact business on our platform;

●	cash flow problems that may occur;

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●	the quality and success of, and potential continuous changes in, sales or marketing strategies assuming that we successfully develop our platform;

●	the timing, completion, cost and effect of our development and launch of a planned online marketplace.

There is no guarantee that we will adequately be able to protect our trademarks and service marks which may have a negative impact on our operations.

Proprietary rights are important to our success and our competitive position. Our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. We may not be able to protect our domain names for our websites as trademarks because those names may be too generic or perceived as describing a product or service or its attributes rather than serving a trademark function.

If we are unable to protect our proprietary rights in trademarks, service marks and other indications of origin, competitors will be able to use names and marks that are identical to ours or sufficiently similar to ours to cause confusion among potential customers. This confusion may result in the diversion of business to our competitors, the loss of customers and the degradation of our reputation. Litigation against those who infringe upon our service marks, trademarks and similar rights may be expensive. Because of the difficulty in proving damages in trademark litigation, it may be very difficult to recover damages.

Except for a search for the name “Ournett”, we have not conducted searches to determine whether our service marks, trademarks and similar items may infringe on the rights of third parties. Despite having searched a mark, there may be a successful assertion of claims of trademark or service mark infringement. If a third party successfully asserts claims of trademark, service mark or other infringement, the third party or a court or other administrative body may require us to change our service marks, trademarks, company names, the design of our sites and materials and our Internet domain name (web address), as well as to pay damages for any infringement. A change in service marks, trademarks, company names, the design of our sites and materials and Internet domain names may cause difficulties for our customers in locating us or cause them to fail to connect our new names and marks with our prior names and marks, resulting in loss of business.

Anti-takeover provisions and our right to issue preferred stock could make a third party acquisition of us difficult.

We are a Nevada corporation. Anti-takeover provisions of Nevada law may make it difficult for a third party to acquire control of us, even if a change in control would be beneficial to our shareholders. In addition, our board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control. Preventing a change of control could adversely affect the market price of our common stock and the voting and other rights of holders of our common stock.

Risks Relating to Our Common Shares

Our offering is being conducted by our officers and directors without the benefit of an underwriter who would have confirmed the accuracy of the disclosure in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold; and there is no assurance that we can raise the intended offering amount.

Our common stock price is likely to be highly volatile.

We intend to request to have a registered broker dealer file an application with FINRA to have our common stock quoted on the OTCQB.  Assuming that the application filed by the registered broker dealer is approved by FINRA and our common stock is approved to trade on the OTCQB, of which there is no guarantee, the market price of our common stock is likely to be highly volatile, as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Our shareholders may not be able to resell their shares of our common stock following periods of volatility because of the market’s adverse reaction to this volatility.  Factors that could cause this volatility may include, among other things:

●	announcements of technological innovations in the online marketplace space;

●	actual or anticipated variations in quarterly operating results;

●	new sales formats or new products or services;

●	changes in financial estimates by securities analysts;

●	conditions or trends in the Internet, B2B and other industries;

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●	changes in the market valuations of other Internet companies;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

●	changes in capital commitments;

●	additions or departures of key personnel;

●	sales of our common stock; and

●	general market conditions.

Many of these factors are beyond our control.

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of our company and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

You may not be able to resell any shares you purchased in this offering.

There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective registered broker dealer concerning the participation of such registered broker dealer in the aftermarket of our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.  The shareholders that acquire shares in this Offering will contractually agree to restrict the transfer the of the shares of common stock acquired for a period of one year from purchase, provided, however, during the year period each shareholder may sell 10% of their shares on a quarterly basis commencing on the date of purchase.

Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

The shares, if all are sold, being offered in this prospectus represents 3% of our total issued and outstanding shares on a fully-diluted basis. Present shareholders acquired their shares of common stock at prices substantially below the offering price, upon completion of the Offering, there will be an immediate substantial dilution to subscribers in the book value of each common share, and the present management will realize an immediate increase thereon. (See “Dilution.”) We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

Rule 144 as adopted under the Securities Act of 1933, as amended, provides, in essence, that a person holding restricted securities for a period of six months may sell those securities. With respect to affiliates, Rule 144 provides, in essence, that an affiliate  holding restricted securities for a period of six months may sell those securities in unsolicited brokerage transactions or in transactions with a registered broker dealer, in an amount equal to one percent of our outstanding common stock every three months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under. Any sales may have a depressive effect on the market price of our securities in any market which may develop for such shares.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

“Secondary trading” in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for “secondary trading” in the state. If we fail to register or qualify, or to obtain or verify an exemption for the “secondary trading” of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit “secondary trading” in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of “blank check” preferred stock. Accordingly, our Board of Directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a “penny stock”, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in “penny stocks”; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the “penny stock” to be purchased.

In order to approve a person’s account for transactions in “penny stocks”, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in “penny stocks” are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a “penny stock”, a disclosure schedule prescribed by the SEC relating to the “penny stock” market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in “penny stocks” in both public offerings and in “secondary trading” and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in “penny stock” transactions. Finally, monthly statements have to be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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DILUTION

The price of our offering of 1,200,000 shares is fixed at $0.025 per share.  This price is significantly higher than the average approximately $0.0001 price per share paid by our founders and $0.014 paid by our initial investors.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2013, the net tangible book value of our shares of common stock was $28,060 or $0.0007 per share based upon 39,146,500 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$28,060
Potential gain to existing shareholders net of offering expenses	$30,000
Net tangible book value per share after offering	$58,060
Increase to present stockholders in net tangible book value per share after offering	$.0007
Capital contributions	$30,000
Number of shares outstanding before the offering	39,146,500
Number of shares after offering held by public investors	1,200,000
Percentage of ownership after offering	97.0%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.0236
Capital contributions	$30,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,200,000
Percentage of ownership after offering	3.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.0237
Capital contributions	$22,500
Percentage of capital contributions	75%
Number of shares after offering held by public investors	900,000
Percentage of ownership after offering	2.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.0239
Capital contributions	$15,000
Percentage of capital contributions	50%
Number of shares after offering held by public investors	600,000
Percentage of ownership after offering	1.5%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.0241
Capital contributions	$7,500
Percentage of capital contributions	25%
Number of shares after offering held by public investors	300,000
Percentage of ownership after offering	0.7%

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USE OF PROCEEDS

There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,500 (5% of the offering) or $7,500 (25% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless. If the maximum number of shares of common stock is sold, we estimate that we will receive proceeds of $30,000 from our sale of the 1,200,000 shares of common stock offered by us. This estimate is based on an initial public offering price of $0.025 per share. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds.

We expect to use the net proceeds of the offering for working capital purposes including payment of consultants for software development and website design and development.

Our future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of our website, competing technological and market developments, and the development of strategic alliances for the development and marketing of our website.  We intend to try to obtain funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources.

On September 19, 2013, four shareholders loaned our company $61,992 in consideration of a promissory note with a ten year term due and payable in September 2023 with interest that accrues at 1% per annum. In addition, during the quarter ended September 30, 2013, the shareholders purchased an aggregate of 7,605,000 shares of common stock at a per share purchase price of $0.014 for aggregate consideration of $106,470.

In the event Ournett’s plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), We could be required to obtain additional funds earlier than expected. We do not have any committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to further delay, scale-back, or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products or potential markets.  If adequate funds are not available, our business, financial condition and results of operations will be materially and adversely affected.

Until required for operations, our policy is to invest our cash reserves in bank deposits.  We expect that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, most of which are outside our control.

 DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $30,000 in this offering.  The offering price bears no relationship whatsoever to our assets, future earnings, future book value or other criteria of value. Among the factors considered were:

●	our lack of operating history;

●	the proceeds to be raised by the offering; and

● ● ● ●
our relative cash requirements;

estimates of our business potential;

the limited financial resources of our company; and

the amount of equity and control desired to be retained by the present stockholders.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Offering

We are offering up to a total 1,200,000 shares of common stock on a best efforts basis. The offering price is $0.025 per share. The offering will be for a period of 180 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,500 (5% of the offering) or $3,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may only sell a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the shares in this offering through our executive officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

-	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

-	None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

-	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

-
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

We intend to advertise and hold investment meetings in various states where the Offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the Offering.

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Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection together with a subscription agreement. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to “Ournett Holdings, Inc.”.  Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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BUSINESS

Our Background

Ournett Holdings, Inc. was incorporated pursuant to the laws of the State of Nevada on August 26, 2013.  We operate through our wholly-owned subsidiary, Ournett Corporation, a New York corporation.  Our fiscal year end is September 30.

Our Business

We are a development stage company.  Ournett is in the process of developing an e-commerce marketplace that connects merchants to consumers by offering primarily goods at a discount. Traditionally, merchants have tried to reach consumers and generate sales through a variety of methods, including the yellow pages, direct mail, newspaper, radio, television and online advertisements, and promotions.  Our company, through our website, www.ournett.com, will create a new portal for local merchants to attract customers and sell primarily goods. Our goal is to provide consumers with savings and help them discover new product offerings at a discounted price.

Although we have raised $106,470 through the sale of equity and $61,991 through loans, we are a company without significant revenues or operations, we have minimal assets, and have incurred losses since inception.

Recent Developments

To date, we have been focused on forming our company and other administrative matters.  In addition, we have also begun our web design, engaged software developers and other service providers.  Our website is located at www.ournett.com.  We are currently negotiating agreements with potential merchant partners and bloggers.  There is no guarantee that we will successfully enter agreements with bloggers or merchant partners.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place we will not be able to provide our services.  We expect that our website will be fully functional no later than June 30, 2014.  We believe that we will have to spend approximately $10,000 in order to ensure that our website is fully operational and our network infrastructure and transaction processing systems are in place.  Once the website goes live, we expect that we will need to spend at minimum $25,000 per year to maintain our website.  If we are unable to negotiate suitable terms with service providers to assist in the development and maintenance of our website and software and to attract users to our website, we may have to suspend or cease operations.  After the website is developed and we have entered agreements with our merchant partners and bloggers, we intend to commence marketing to our end users.

Products and Services

We are in the process of developing an e-commerce marketplace that connects merchants to consumers by offering goods at a discount.  Traditionally, local merchants have tried to reach consumers and generate sales through a variety of methods, including the yellow pages, direct mail, newspaper, radio, television and online advertisements, and promotions.  Should we raise the adequate capital, our Company hopes to bring the brick and mortar world of local commerce onto the internet, and create a new way for local merchants to attract customers and sell goods and services. Our goal is to provide consumers with savings and help them discover what to do, eat, see and buy in the places where they live and work.

Each day we will advertise through various online portals discounted offers for goods and services that are targeted by location and personal preferences. Consumers also access our deals directly through our websites and mobile applications.  A typical deal might offer a product that is being sold at a discounted price.   Our revenue will be a negotiated portion of the purchase price which will vary depending on the amount of buyers that we introduce that buy the product.  Ournett will primarily address consumer products in various industries.

Our Advantage

We are in the process of creating an e-commerce marketplace for connecting local merchants to consumers through bloggers.  For certain bloggers that generate revenue, we intend to offer them the ability to become shareholders of our company in certain circumstances.  We believe will be the first e-commerce company to employ such a “loyalty program” approach to e-commerce, and we believe that the customer experience and relevancy of our deals, our merchant scale and quality, our incentivized “shareholder-bloggers” and our brand will become sustainable competitive advantages in the future. We are committed to providing a great customer experience and maintaining the trust of our customers and of our loyal “shareholder-bloggers” .

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In addition, we will use the technology which we intend to develop and our intended eventual scale to target relevant deals based on individual subscriber preferences.  As we increase the volume of transactions through our marketplace, we hope to increase the amount of data that we will have about deal performance and customer interests.  This data should allow us to continue to improve our ability to locate industry-relevant bloggers to assist us with our marketing efforts and to help merchants design the most effective deals and deliver deals to customers that better match their interests. We plan to use information about our subscribers to select and send deals via email and we intend for our mobile applications to target deals to subscribers based on proximity to the sponsoring merchant. We hope that increased relevancy will enable us to offer several daily deals, which we believe may result in increasing purchases by targeted subscribers, thereby driving greater demand for Ournett product offerings.  We plan to monitor the relevancy of deals by measuring purchasing rates among targeted subscribers.

We intend to build a trusted and recognizable brand by delivering a compelling value proposition to merchants and consumers through our “shareholder-bloggers”.  We hope that a benefit of our brand will be that a substantial portion of our subscribers will be acquired through word-of-mouth, which we consider sources other than from a paid-for link to our website or through our intended primary source of exposure, our “shareholder-bloggers”.  We hope to build a trusted brand through our dedication to our customers and a significant investment in customer satisfaction.

Online Marketing

Online marketing will include campaigns with various bloggers with whom we will establish agreements.  These internauts will receive our promotions through these blogs.  We expect online marketing to also include campaigns on Google, Amazon, business portals, search engines, Facebook, Linkedin and other social networking and blogging websites.

Distribution

We intend to distribute our deals directly through several platforms: blogger websites, a daily email, our websites, our mobile applications and social networks. We also intend to utilize various online affiliates to display and promote Ournett deals on their websites, as well as enter agreements with online brands to distribute our deals.  We also hope that other partnerships will allow us to distribute daily deals to a partner’s user base.

We also hope to partner with smaller online affiliates. Affiliates can embed our widget onto their website and, in certain circumstances, earn our common shares when their website visitors purchase products through Ournett or the affiliate link. Our “commission” rate will vary depending on whether the customer is new or existing and the website’s overall sales volume.

We also intend to use various subscriber loyalty and reward programs to build brand loyalty, generate traffic to the website and provide customers with incentives to buy products offered through Ournett. When customers perform qualifying acts, such as providing a referral to a new subscriber or participating in promotional offers, we will grant the customer credits that can be redeemed for awards such as free or discounted goods or services in the future.

       Email.     We intend to send emails containing deald with a full description of the deal and often contains links to more deals. A subscriber who clicks on a deal within an email will be directed to our website to learn more about the deal and to purchase the product. We will also email deals to targeted subscribers as they are available, which will be deals that have performed well in the past and can be offered on behalf of the merchant on demand.

        Websites.     Visitors will be prompted to register as a subscriber when they first visit our website and thereafter use the website as a portal for featured deals. Our website will also provide opportunities to engage with the Ournett community comprised of Ournett customers, potential consumers and bloggers through a blog maintained by our employees.

        Mobile Applications.     Consumers will also be able to access our deals through our mobile applications, which we hope to make available at no additional cost on certain mobile operating systems. These applications would enable consumers to browse, purchase, manage and redeem deals on their mobile devices as well as access deals that are offered based on the location of the subscriber.

        Blogs and Social Networks.     We will publish our deals through various blogs and social networks and our notifications will be adapted to the particular format of each of these blog and social networking platforms. Our website and mobile application interfaces will enable our consumers to push notifications of our deals to their personal blogs and social networks.

Technology Development

Our success will depend in part upon our ability to develop and maintain competitive technologies and to develop and introduce new products, services and enhancements in a timely and cost-effective manner that meets changing conditions such as evolving customer needs, existing and new competitive product and service offerings, emerging industry standards and changing technology. There can be no assurance that we will be able to develop and market, on a timely basis, if at all, products, services or enhancements that respond to changing market conditions or that will be accepted by customers. Any failure by us to anticipate or to respond quickly to changing market conditions, or any significant delays in the introduction of new products and services or enhancements could cause customers to delay or decide against the use of our products and services and could have a material adverse effect on our business, financial condition and results of operations.

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Intellectual Property

We intend to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We will control access to our proprietary technology by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition to these contractual arrangements, we will also rely on a combination of trade secrets, copyrights, trademarks, service marks, trade dress, domain names and patents to protect our intellectual property. We will pursue the registration of our copyrights, trademarks, service marks and domain names in the United States and in certain locations outside the United States. These marks will be material to our business as they will enable others to easily identify us as the source of the services offered under these marks and are essential to our brand identity.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we operate. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We expect to face in the future, allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more claims of infringement.

Our Competition

In recent years, a substantial number of competing group buying sites have emerged around the world. Our major domestic competitors will include Woot, Groupon, Google, Microsoft, Eversave, BuyWithMe and LivingSocial. These competitors offer substantially the same or similar product offerings that we intend to, although none of our comptetitors employ anything similar to the shareholder-blogger component of our company’s structure and business model.  We will also compete with businesses that focus on particular merchant categories or markets.  We will also compete with traditional offline discount services, as well as newspapers, magazines and other traditional media companies that provide discounts on products and services. We believe the principal competitive factors in our target market include the following:

●	breadth of subscriber base and merchants featured;

●	local presence and understanding of local business trends;

●	ability to deliver a high volume of relevant deals to consumers;

●	ability to produce high purchase rates for deals among subscribers;

●	ability to generate positive return on investment for merchants; and

●	strength and recognition of our brand.

Although we believe we may compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us.  Many of our potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we may be able to to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services.  In addition, although we do not believe that merchant payment terms are a principal competitive factor in our intended market, they may become such a factor and we may be unable to compete fairly on such terms.

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Our Research and Development

Research and development expenses include expenses associated with the development of new products, services and technology; enhancements to existing products, services and technology; testing of products and services; and the creation of documentation and other training and educational materials.

Regulation

We will be subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites or may even attempt to completely block access to our websites. Accordingly, adverse legal or regulatory developments could substantially harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our future data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but will not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

We are or may be subject to similar laws and regulations in jurisdictions outside of the United States.

Employees

We anticipate that we will need to hire an estimated six employees for each additional 30,000 users.  We believe our future success depends in large part upon the continued service of our officers and directors.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Facilities

Our executive, administrative and operating offices are located 500 Fifth Avenue, Suite 1420, New York, New York 10110.  We lease this space from Miguel Sebastia, an officer, director and shareholder, at no cost.  We believe that this property is generally suitable to meet our needs for the foreseeable future.   However, we will continue to seek additional space as needed to satisfy our growth.

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MANAGEMENT’S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	Our ability to attract and retain management;

●	Our ability to raise capital when needed and on acceptable terms and conditions;

●	The intensity of competition; and

●	General economic conditions.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

To date, we have been focused on forming our company and other administrative matters in addition to developing our website and negotiating agreements with merchants and marketing partners or bloggers.  In addition, we have also begun our evaluation of outside web designs, software developers and other service providers.

Upon completion of our public offering, our specific goal is to:

-	continue to engage consultants for the design and development of our web site and e-commerce platform; and
-	negotiate and finalize agreements with bloggers to assist in the marketing and advertizing of our e-commerce marketplace.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place we will not be able to provide our services.  We believe that we will have to spend approximately $10,000 in order to ensure that our website is fully operational and our network infrastructure and transaction processing systems are in place.  We expect that our website will be fully functional no later than June 30, 2014.  While developing our website, we expect to concurrently finalize our agreements with our bloggers.  If we are unable to negotiate suitable terms with service providers to develop and maintain our website and software and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.  Once the website goes live, we expect that we will need to spend at minimum $25,000 per year to maintain our website.  Further, following the effective date of this prospectus, we will be a reporting company and in order to comply with such reporting requirements, we will incur additional administrative expenses including substantial legal and accounting expenses.  We expect such fees to be approximately $75,000 per year.  As a result of our expected expenses, we will be required to raise additional debt or equity financing of which there is no guarantee that such financing will be available or available on acceptable terms.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

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To become profitable and competitive, we have to develop our website, network infrastructure, and transaction processing systems; and secure third parties to create the website, services and software to be offered on our website.  We are seeking equity financing to provide for the capital required to implement our operations.  We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

We incurred net losses from operations in the amount of $79,883 for the period from Inception to September 30, 2013. We did not generate revenue during this period.  We incurred general and administrative expenses during the period ending September 30, 2013 of $79,877.  These operating expenses included professional fees and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

Our future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of our marketplace, competing technological and market developments, and the development of strategic alliances for the development and marketing of our products.  Our company intends to try to obtain additional funds through equity or debt financing, strategic alliances with corporate partners and others, or through other sources.

  As of September 30, 2013, we had $87,071 cash on hand.  As of November 14, 2013, we currently have $64,000 and, if we are able to raise the full $30,000 in this offering, we expect that we will be able to continue in operations until September 2014.     If we raise less than $30,000 in this offering, we will need to limit our marketing efforts, which will limit our ability to generate revenues, if any.

In the event Ournett’s plans change or its assumptions change or prove to be inaccurate or the funds available prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), Ournett could be required to obtain additional funds earlier than expected.  Ournett does not have any committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to further delay, scale-back, or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products, or potential markets. If adequate funds are not available, Ournett ‘s business, financial condition, and results of operations will be materially and adversely affected.

Until required for operations, Ournett ‘s policy will be to invest its cash reserves in bank deposits.  Ournett expects that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, most of which are outside Ournett ‘s control.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have an accumulated deficit through September 30, 2013 of $79,883.  We will most likely require additional funding for development and this additional funding may be raised through debt or equity offerings.  Management has yet to decide what type of offering we will use or how much capital we will attempt to obtain. There is no guarantee that we will be able to raise any capital through any type of offerings.    For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 14, 2013 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 39,146,500 shares of common stock outstanding as of November 14, 2013.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Pablo Alonso (2)	11,979,000	30.6%
Miguel Sebastia(2)	4,500,000	11.5%
Xavier Rey (2)	5,400,000	13.8%
Fernando Koatz (2)	2,812,500	7.2%
Alfonso Lloret	4,500,000	11.5%
Santiago Pijuan	4,500,000	11.5%
All officers and directors as a group (4 persons)	24,691,500	63.2%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

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MANAGEMENT

Officers and Directors

The names, addresses, ages, and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Pablo Alonso 500 Fifth Avenue, Suite 1420 New York New York 10110	48	Chief Executive Officer and Director

Miguel Sebastia 500 Fifth Avenue, Suite 1420 New York New York 10110	59	Co-President and Director

Xavier Rey 500 Fifth Avenue, Suite 1420 New York New York 10110	51	Co-President and Director

Fernando Koatz 500 Fifth Avenue, Suite 1420 New York New York 10110	56	CFO, Secretary, Treasurer and Director

Set forth below is a biographical description of each of our directors and senior executive officers based on information supplied by each of them.

Background of Our Officers and Directors

Pablo Alonso—Chief Executive Officer and director.

From 2012 through the present, Mr. Alonso has been developing the Company’s business plan and concept.  From 2006 through 2010, Mr. Alonso was the General Director of Proyconsa Global S.L.  From 2010 through 2012, Mr. Alonso worked as an Administrator for Emporio Collancerrosa.   Mr. Alonso attended Colegio Leones e Instituto Juan de La Encina and obtained a Masters in International Commerce from the Madrid Chamber of Commerce in Spain. Mr. Alonso also obtained a Masters in Labor Relations from the Federation of Leon Business Leaders in Spain.  Mr. Alonso’s knowledge of our industry and our strategy and technologies provides the Board with a deep insight with respect to our business and our affairs.

Miguel Sebastia—Co-President and Director

From 2007 through the present, Mr. Sebastia has been the President of i-Latina, a New York based advertising and marketing communications firm. Mr. Sebastia is also the President and Founder of Waterfall Group, a marketing and business development company based in New York that promotes the products and services of large companies, business organizations, and international governments in the US marketplace.  Mr. Sebastia obtained his Bachelors of Arts and his MBA from Escuela Superior de Administración y Dirección de Empresas Business School in Barcelona, Spain.  Mr. Sebastia’s marketing experience brings a unique perspective to our Board.

Xavier Rey—Co-President and Director

From 2011 through the present, Mr. Rey has worked as a consultant for Biplano in Paris and has also assisted with the development of the Company’s business concept and business plan.  From 2009 until 2011, Mr. Rey was the General Director for Fimarge, Entidad Financiera Andorrana in Spain. From 2008 through 2009, Mr. Rey worked at Eugene Perma S.L. as a Corporate Director.  Mr. Rey received a Business and Economics degree from Universidad de Navarra in Spain.  Mr. Rey’s general business experience allows the Board to understand the economy and marketplace in its entirety.

Fernando Koatz— CFO, Secretary, Treasurer and Director

Mr. Koatz has nearly 30 years of experience as an attorney with a focus in business corporate and commercial practice.  From 1990 through the present, Mr. Koatz has been a partner at the law firm of Gleason & Koatz, LLP in New York, New York, where his practice has been focused on business and commercial practice, real estate and corporate law as well as commercial litigation and arbitration. Mr. Koatz has extensive experience representing domestic and foreign corporations, partnerships and limited liability companies in their formation, day-to-day operations and business and financial transactions. Mr. Koatz’s corporate experience includes structuring transactions, drafting and negotiating transactional documents in connection with asset sales and acquisitions, stock acquisitions, mergers and lending transactions. Mr. Koatz maintains a substantial client base composed of small and medium-sized companies and high-net worth individuals from Latin America and Spain.  Mr. Koatz earned a Bachelor of Arts degree from Columbia College, a Masters Degree from Columbia University and a Juris Doctor Degree from Georgetown University Law Center.  Mr. Koatz’s legal and business experience provides the Board with profound insight into our operations.

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Our directors are elected for a term of one year and until their successors are elected and qualified.

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;

3.
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, including the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.  As of the date hereof, we intend to form an audit, compensation and nomination/corporate governance committee.  Upon appointing independent directors and adopting the appropriate charters, we will appoint form such committees.

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Code of Ethics

We have adopted a code of ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

Director Independence

We currently do not have any independent directors.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on August 26, 2013 (Inception) through September 30, 2013, to our officers and directors.  The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principle		Salary	Bonus	Restricted Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Years	($)	($)	($)	($)	($)	( $)	($)	($)

Pablo Alonso CEO and Director	2013*	0	0	0	0	0	0	0	0

Miguel Sebastia Co-President and Director	2013 *	0	0	0	0	0	0	0	0

Xavier Rey Co-President and Director	2013*	0	0	0	0	0	0	0	0

Fernando Koatz CFO, Secretary, Treasurer and Director	2013*	0	0	0	0	0	0	0	0

* For the period from August 26, 2013 (inception) through September 30, 2013.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our officers and directors.  The Company intends in the near future to enter employment agreements with key executives and employees.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Exercises

During our Fiscal year ended September 30, 2013, there were no options exercised by our named officers.

Compensation of Directors

Our directors do not receive any compensation for serving as a members of the board of directors.

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 Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company since our inception on August 26, 2013 is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company’s Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Nevada law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the JOBS Act was enacted into law. The JOBS Act provides, among other things:

●	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

●
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

●
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

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The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;

(ii)	selected financial data required for only the fiscal years that were audited;

(iii)
executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market for Securities

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board or the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or the OTC Markets or, if quoted, that a public market will materialize.

28

A market maker sponsoring a company’s securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board or the OTC Markets. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board or the OTC Markets.

We intend to apply for quotation of the securities on the OTC Bulletin Board or the OTC Markets, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board or the OTC Markets securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board or the OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board or the OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of November 14, 2013, there were ten holders of record of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.00001 per share.  Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors.  As of November 14, 2013, there were 39,146,500 shares of common stock outstanding held by ten shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders’ ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in our company.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 80% of our outstanding shares.

Preferred Stock

The Company’s Articles of Incorporation authorize our Board of Directors to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, subject to any limitations prescribed by the laws of the State of Nevada, but without further shareholder action. Our Board of Directors may establish the number of shares to be included in each such series, fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company’s common stock. The issuance of preferred stock, for example in connection with a shareholder right’s plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors.  Our directors do not intend to declare any dividends on the common stock in the foreseeable future, but instead intend to retain all earnings, if any, for use in our business operations.

Transfer Agent

We have engaged Vstock Transfer LLC, 77 Spuce Street, Suite 201, Cedarhurst, New York, 11516 as our transfer agent.

29

EXPERTS

The financial statements as of September 30, 2013 and for the period from August 26, 2013 (Inception) to September 30, 2013 included in this prospectus and in the registration statement have been so included in reliance on the report of Fiondella, Milone & LaSaracina LLP, an independent registered accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus will be passed on by Fleming PLLC, 49 Front Street, Suite #206, Rockville Centre, New York 11570.

30

OURNETT HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2013

PAGE	3	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FOR THE PERIOD FROM AUGUST 26, 2013 (INCEPTION) TO SEPTEMBER 30, 2013.

PAGE	4	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM AUGUST 26, 2013 (INCEPTION) TO SEPTEMBER 30, 2013.

PAGE	5	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 26, 2013 (INCEPTION) TO SEPTEMBER 30, 2013

PAGES	6 - 10	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Ournett Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Ournett Holdings, Inc and its wholly owned subsidiary (A Development Stage Company) (the Company) as of September 30, 2013 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for period from August 26, 2013 (Inception) to September 30, 2013. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2013, and the results of its operations and its cash flows for the period from August 26, 2013 (Inception) to September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 1, the Company has suffered losses and negative cash flows from operations since inception and has an accumulated deficit as of September 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Fiondella, Milone & LaSaracina, LLP
Glastonbury, CT
November 19, 2013

F - 1

Ournett Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS

September 30,
2013
Current Assets
Cash	$87,071
Prepaid Expenses	3,000
Total Assets	$90,071

LIABILITIES AND STOCKHOLDERS’ EQUITY

Long Term Liabilities
Accrued interest	19
Note payable - related party	61,992
Total Liabilities	62,011

Commitments and Contingencies	—

Stockholders’ Equity
Preferred stock, $0.00001 par value; 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 39,146,500 issued and outstanding	391
Additional paid-in capital	107,793
Less: Stock subscription receivable	(241)
Deficit accumulated during the development stage	(79,883)
Total Stockholders’ Equity	28,060

Total Liabilities and Stockholders’ Equity	$90,071

See accompanying notes to consolidated financial statements

F - 2

Ournett Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations

For the Period From August 26, 2013 (Inception)
to September 30, 2013

Operating Expenses
General and Administrative	79,877
Total Operating Expenses	79,877

Loss from Operations	(79,877)

Other Expenses
Interest Expense, net	(6)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(79,883)

Provision for Income Taxes	—

NET LOSS	$(79,883)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding during the year - Basic and Diluted	6,662,029

See accompanying notes to consolidated financial statements

F - 3

Ournett Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity
For the Period From August 26, 2013 (Inception) to September 30, 2013

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance August 26, 2013	—	$—	—	$—	$—	$—	$—	$—

Common stock issued for cash to founders ($0.00001)	—	—	31,441,500	314	—	—	(241)	73

Common stock issued for cash ($0.014/ per share)	—	—	7,605,000	76	106,394	—	—	106,470

Common stock issued for services ($0.014/ per share)	—	—	100,000	1	1,399	—	—	1,400

Net loss for the period August 26, 2013 (inception) to September 30, 2013	—	—	—	—	—	(79,883)	—	(79,883)

Balance, September 30, 2013	—	$—	39,146,500	$391	$107,793	$(79,883)	$(241)	$28,060

See accompanying notes to consolidated financial statements

F - 4

Ournett Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows

For the Period From August 26, 2013 (Inception)
to September 30, 2013
Cash Flows Used In Operating Activities:
Net Loss	$(79,883)
Adjustments to reconcile net loss to net cash used in operations:
Common stock issued for services	1,400
Changes in operating assets and liabilities:
Increase in prepaid expenses	(3,000)
Increase in accrued expenses	19
Net Cash Used In Operating Activities	(81,464)

Cash Flows From Financing Activities:
Proceeds from note payable
Proceeds from note payable- related party	1,896
Proceeds from note payable	60,096
Proceeds from issuance of common stock	106,543
Net Cash Provided by Financing Activities	168,535

Net Increase in Cash	87,071

Cash at Beginning of Year/Period	—

Cash at End of Year/Period	$87,071

Supplemental disclosure of cash flow information:

Cash paid for interest	$—
Cash paid for taxes	$—

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable for $241

See accompanying notes to consolidated financial statements

F - 5

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Ournett  Holdings, Inc. (a development stage company) was incorporated under the laws of the State of Nevada on August 26, 2013.  Ournett Holdings, Inc. was incorporated in Nevada in 2013 to develop a local e-commerce marketplace that connects merchants to consumers through its bloggers by offering goods and services at a discount.

Ournett, Inc., a wholly owned subsidiary, (a development stage company) was incorporated under the laws of the State of New York on August 26, 2013.

Collectively, Ournett Holdings, Inc. and Ournett, Inc. make up the consolidated company (the “Company”) as of August 26, 2013 (date of Inception).

The Company’s success will depend on continued employment of the existing executive officers and directors for the development of the Company’s platform. Such experience will be important to the establishment of the business. The loss of these individuals during this early development stage could disrupt and negatively affect the business and operations.  The success also depends on having highly trained technical and customer support personnel.

(B) Basis of Presentation

The Company is in the development stage as defined under Accounting Standards Codification subtopic 915-10 Development Stage Entities and its efforts are principally devoted to developing the business plan and raising capital. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from Inception to September 30, 2013, the Company has accumulated losses of $79,883.

(C) Going Concern

As reflected in the accompanying consolidated financial statements, the Company is in the development stage with no operations, used cash in operations of $81,464 from Inception and has a net loss since Inception of $79,883.   This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.  The future success or failure of the Company is dependent primarily upon the continued efforts and financial support of managment. Managment has committed to provide all necessary funding needed to meet the Company’s financial obligations through the next twelve months and beyond.

(D) Principles of Consolidation

The accompanying 2013 consolidated financial statements include the accounts of Ournett Holdings, Inc. and its wholly owned subsidiary, Ournett, Inc.  All intercompany accounts have been eliminated upon consolidation.

(E) Use of Estimates

In preparing the consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Significant estimates include valuation of deferred tax assets. Actual results could differ from those estimates.

(F) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2013 the Company had no cash equivalents.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 260, “Earnings Per Share.”  As of September 30, 2013 there were no common share equivalents outstanding.

(H) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

September 30, 2013

Deferred tax liability	$—
Deferred tax asset

Capitalized Start Up Costs	32,832
Valuation Allowance	(32,832)
Net deferred tax assets	—
Net deferred tax liability	—
$—

The Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, a valuation allowance was recorded during the period from Inception to date to fully reserve for all of the Company’s net deferred tax assets.

The net change in the valuation allowance for the year ended September 30, 2013 was an increase of $32,832.

The Company’s income tax expense differed from the statutory rates (federal 34% and state 4.29%) as follows:

September 30, 2013

Statutory rate applied to earnings before income taxes:	$(27,160)
Increase (decrease) in income taxes resulting from:
State income taxes	(5,672)
Change in deferred tax asset valuation allowance	32,832
Non-deductible expenses
Income Tax Expense	—

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

The company’s federal income tax returns for the period ended September 30, 2013 remain subject to examination by the Internal Revenue Service as of September 30, 2013.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Our revenue is the purchase price paid by the customer for the Company coupon less an agreed upon percentage of the purchase price paid to the featured merchant.  Our gross billings represent the gross amounts collected from customers for Ournett coupons sold, and we consider this metric to be an indication of our growth and business performance as it measures the volume of transactions through our marketplace.

(K) Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC, did not or are not believed by management, to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 2	NOTES PAYABLE – RELATED PARTY

On September 19, 2013 the Company executed an unsecured, non-interest bearing, due on September 18, 2023 promissory note payable to its stockholder in the amount of $1,896.  Pursuant to the terms of the note, the loans are interest bearing at 1% per year, on the outstanding balance, due on the maturity date. For the period from Inception to September 30, 2013, the Company accrued interest in the amount of $1.

On September 19, 2013 the Company executed an unsecured, non-interest bearing, due on September 18, 2023 promissory note payable to its stockholder in the amount of $23,024.  Pursuant to the terms of the note, the loans are interest bearing at 1% per year, on the outstanding balance, due on the maturity date. For the period from Inception to September 30, 2013, the Company accrued interest in the amount of $7.

On September 19, 2013 the Company executed an unsecured, non-interest bearing, due on September 18, 2023 promissory note payable to its stockholder in the amount of $24,980.  Pursuant to the terms of the note, the loans are interest bearing at 1% per year, on the outstanding balance, due on the maturity date. For the period from Inception to September 30, 2013, the Company accrued interest in the amount of $8.

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

On September 19, 2013 the Company executed an unsecured, non-interest bearing, due on September 18, 2023 promissory note payable to its stockholder in the amount of $12,092.  Pursuant to the terms of the note, the loans are interest bearing at 1% per year, on the outstanding balance, due on the maturity date. For the period from Inception to September 30, 2023, the Company accrued interest in the amount of $4.

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period from Inception to September 30, 2013 the Company issued 7,605,000 shares of common stock for $106,470 ($0.014/share) for cash.

For the period from Inception to September 30, 2013 the Company also issued 31,441,500 shares of common stock to its six founders for $314 ($0.00001 per share) less stock subscription receivable of $241 which was collected in October 2013.

(B) Stock Issued for Services

For the period from Inception to September 30, 2013, the Company issued 100,000 in exchange for consulting services valued at $1,400 ($0.014/share).

(C) Preferred Stock

The Company was incorporated on August 26, 2013.  The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.00001 per share.  Preferred stock may be issued in one or more series.  As of September 30, 2013, no preferred shares are issued and outstanding. Rights and preferences are to be determined by the Board of Directors.

NOTE 4	RELATED PARTY TRANSACTIONS

Our executive, administrative and operating officers are located at 500 Fifth Avenue, Suite 1420, New York, New York 10110.  We lease this space from Miguel Sebastia, an officer, director and shareholder at no cost.

OURNETT HOLDINGS, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2013

NOTE 6	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 19, 2013, the date the financial statements were issued.

Dealer Prospectus Delivery Option

Until __________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect the their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.87
Printing Expenses	$500.00
Audit/Administrative Fees and Expenses	$10,000.00
Blue Sky Fees/Expenses	$1,000.00
Legal Fees/Expenses	$50,000.00
Transfer Agent Fees	$900.00
TOTAL	$62,403.87

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the quarter ended September 30, 2013, the Company sold 31,441,500 shares of common stock at a per share purchase price of $0.00001 to six investors for a total purchase price of $314.

During the quarter ended September 30, 2013, the Company sold 7,605,000 shares of common stock at a per share purchase price of $0.014 to four investors for a total purchase price of $106,470.

During the quarter ended September 30, 2013, the Company issued 100,000 shares of common stock to a service provider in connection with accounting services.

The Company relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the above shares of common stock. The investors  agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.  The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

II - 1

ITEM 27.     EXHIBITS.

Exhibit No.	Description
3.1	Articles of Incorporation of Ournett Holdings, Inc.
3.2	Bylaws of Ournett Holdings, Inc.
4.1	Form of Promissory Note issued to the September 2013 Investors
5.1	Opinion of Fleming PLLC
14.1	Code of Ethics
23.1	Consent of Fiondella, Milone & LaSaracina LLP
23.2	Consent of Fleming PLLC (see Exhibit 5.1)
99.1	Form of subscription agreement for Common Stock

ITEM 28.      UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II - 2

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on  November 19, 2013.

OURNETT HOLDINGS, INC.

By:	/s/ Pablo Alonso
Pablo Alonso
CEO and Director (Principal Executive Officer)

By:	/s/ Fernando Koatz
Fernando Koatz, CFO, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated on November 19, 2013:

Signature	Title

/s/Pablo Alonso	CEO and Director (Principal Executive Officer)
Pablo Alonso

/s/Fernando Koatz	CFO, Secretary, Treasurer and Director (Principal Financial
Fernando Koatz	and Accounting Officer)

/s/Xavier Rey	Co-President and Director
Xavier Rey

/s/Miguel Sebastia	Co-President and Director
Miguel Sebastia

II - 3